As filed with the Securities and Exchange Commission on October 7, 2005

                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                          GENERAL MARITIME CORPORATION
             (Exact name of registrant as specified in its charter)

    Republic of the Marshall Islands                       06-1597083
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No,)


                          299 Park Avenue, Second Floor
                            New York, New York 10171
                    (Address of Principal Executive Offices)


                            ------------------------


                AMENDED AND RESTATED GENERAL MARITIME CORPORATION
                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             Peter C. Georgiopoulos
                      Chairman and Chief Executive Officer
                          General Maritime Corporation
                          299 Park Avenue, Second Floor
                            New York, New York 10171
                     (Name and Address of Agent for Service)


                                 (212) 763-5600
           Telephone Number, Including Area Code, of Agent for Service


                                    Copy to:


                             Thomas E. Molner, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100

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

                         CALCULATION OF REGISTRATION FEE

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                                          Proposed      Proposed
                                          Maximum       Maximum
                                          Offering      Aggregate   Amount of
 Title of Securities      Amount to be     Price        Offering   Registration
     to be Registered      Registered    Per Share (1)  Price (1)      Fee
--------------------------------------------------------------------------------
Common Stock (par value    1,500,000        $35.18     $52,770,000  $6,211.03
$0.01 per share)            shares
--------------------------------------------------------------------------------

(1) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported by the New York Stock Exchange on October 5, 2005, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Company's Amended and Restated Stock Incentive Plan (the "Plan"). An aggregate of 2,900,000 shares of the Registrant's Common Stock issuable pursuant to the Plan have been previously registered on Form S-8 Registration No. 333-101490, filed November 26, 2002. In accordance with General Instruction E to Form S-8, the contents of such Registration Statement are incorporated herein by reference. On September 14, 2004, the Company's Board of Directors approved an increase of 1,500,000 shares of Common Stock issuable under the Plan and on May 26, 2005, the Company's stockholders approved such increase, bringing the total number of shares authorized for sale thereunder to 4,400,000.

Item 8.    Exhibits.

The following Exhibits are filed as part of this Registration Statement:


Exhibit Number                 Description
--------------                 -----------

   4.1 Amended and Restated General Maritime Corporation 2001 Stock Incentive Plan (incorporated by reference to Appendix I of the Company's Definitive Proxy Statement filed with the Commission on April 29, 2005).

   5.1             Opinion of Dennis J. Reeder, Esq. (including consent).

   23.1 Consent of Dennis J. Reeder, Esq. (included in Exhibit 5.1 to this Registration Statement).

   23.2            Consent of Deloitte & Touche LLP.

    24 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 7th day of October, 2005.


                                  GENERAL MARITIME CORPORATION

                                By: /s/ Peter C. Georgiopoulos
                                   ------------------------------------------
                                   Name:  Peter C. Georgiopoulos
                                   Title: Chairman and Chief Executive Officer


        Each person whose signature appears below constitutes and appoints Peter
C. Georgiopoulos as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title(s)                            Date
--------------------------  ----------------------------------  ---------------

/s/ Peter C. Georgiopoulos  Chairman, Chief Executive           October 7, 2005
--------------------------  Officer & Director (Principal
Peter C. Georgiopoulos      Executive Officer)

/s/ Jeffrey D. Pribor       Vice President & Chief              October 7, 2005
-------------------------   Financial Officer
Jeffrey D. Pribor           (Principal Financial Officer)

/s/ John P. Tavlarios       Director                            October 7, 2005
-------------------------
John P. Tavlarios

/s/ William J. Crabtree     Director                            October 7, 2005
-------------------------
William J. Crabtree

/s/ Rex W. Harrington       Director                            October 7, 2005
-------------------------
Rex W. Harrington

/s/ John O. Hatab           Director                            October 7, 2005
-------------------------
John O. Hatab

/s/ Stephen A. Kaplan       Director                            October 7, 2005
-------------------------
Stephen A. Kaplan

/s/ Peter S. Shaerf         Director                            October 7, 2005
-------------------------
Peter S. Shaerf

                                  EXHIBIT INDEX

Exhibit Number                    Description
--------------                    -----------

   4.1 Amended and Restated General Maritime Corporation 2001 Stock Incentive Plan (incorporated by reference to Appendix I of the Company's Definitive Proxy Statement filed with the Commission on April 29, 2005).

   5.1              Opinion of Dennis J. Reeder, Esq. (including consent).

   23.1 Consent of Dennis J. Reeder, Esq. (included in Exhibit 5.1 to this Registration Statement).

   23.2             Consent of Deloitte & Touche LLP.

    24 Power of Attorney (included on the signature page of this Registration Statement).